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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER

     I hereby consent to the incorporation by reference in this Registration Statement on Form S-3 ("this Registration Statement") of Patterson Energy, Inc. ("Patterson") of certain information contained in the Prospectus constituting a part of the Registration Statement on Form S-3 (File No. 333-18123) previously filed by Patterson with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which information is contained in my summary reserve report dated December 16, 1996, relating to the oil and gas reserves and revenues, as of December 31, 1993, 1994, 1995 and as of September 30, 1996, of certain properties owned by Patterson and all references to me under the headings "Prospectus Summary -- Summary Operating and Oil and Natural Gas Data," "Business and Properties -- Oil and Natural Gas Operations -- Oil and Natural Gas Reserves" and "Experts" in the Prospectus constituting a part of this Registration Statement, and further consent to me being named as an expert in this Registration Statement.

                                                  /s/ M. BRIAN WALLACE

                                            ------------------------------------
                                                   M. BRIAN WALLACE, P.E.

Dallas, Texas
January 27, 1997